UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 21, 2026

QUANOME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 W 34th St, FL 18, Room 18022

New York, NY 10120

(Address of Principal Executive Offices and Zip Code)

(778) 888-7232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value US$0.0001 per share	QNME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2026, Quanome Technologies, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with Maxim Group LLC (the “Agent”), pursuant to which the Company may, from time to time, offer and sell shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to US$9,754,475 (the “Shares”), through or to the Agent, acting as sales agent or principal. The Shares to be sold under the ATM Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-297324), which was initially filed with the Securities and Exchange Commission (“SEC”) on July 8, 2026 (the “Registration Statement”) and was declared effective on October 16, 2026. A prospectus supplement related to the Company’s at the market offering program with the Agent under the ATM Agreement was filed with the SEC on October 21, 2026.

Sales of the Shares, if any, pursuant to the ATM Agreement may be made by any method permitted by law to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Each time the Company wishes to issue and sell Shares under the ATM Agreement, it will notify the Agent of the maximum number or dollar amount of Shares to be sold by the Agent, the time period during which sales are requested to be made, any limitation on the number or dollar amount of Shares that may be sold in any one day, and any minimum price below which sales may not be made. Once the Company has so instructed the Agent, unless the sale of the Shares described in the notice has been suspended or otherwise terminated, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares up to the amount specified on such terms. The obligation of the Agent under the ATM Agreement to sell Shares is subject to a number of conditions that the Company must meet.

The Company will pay the Agent a cash transaction fee equal to 3.0% of the gross sales price of the Shares sold through the Agent, acting as sales agent, under the ATM Agreement. Because there is no minimum offering amount required as a condition to close the offering, the actual total public offering amount, transaction fees and proceeds to the Company, if any, are not determinable at this time. In addition, the Company has agreed to reimburse the Agent for its reasonable costs and out-of-pocket expenses incurred in connection with the ATM Agreement, including the fees and disbursements of its legal counsel in an amount not to exceed $40,000, in addition to certain periodic due diligence fees and the related fees of its legal counsel. The Company has agreed to indemnify the Agent against certain civil liabilities, including liabilities under the Securities Act. The Company has also agreed to contribute to payments the Agent may be required to make in respect of such liabilities.

The Company currently intends to use the net proceeds from the sale of Shares, if any, for working capital and general corporate purposes, business development and potential strategic transactions, including acquisitions, however, as of the date of this report, we have no definitive plans, agreements or arrangements with respect to any acquisitions for which we intend to use the net proceeds from the sale of Shares.

The Company has no obligation to sell any of the Shares under the ATM Agreement, and the Company or the Agent may suspend sales of the Shares under the ATM Agreement upon proper notice to the other party. The ATM Agreement will remain in full force and effect, unless (i) terminated by the Company or the Agent as permitted in the ATM Agreement or (ii) terminated by the mutual agreement of the Company and the Agent. The Company may terminate the provisions of the ATM Agreement relating to the solicitation of offers to purchase the Shares at any time upon ten business days’ prior written notice. The Agent may likewise terminate such provisions at any time upon ten business days’ prior written notice.

This description of the ATM Agreement is qualified in its entirety by reference to the ATM Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

The legal opinion of Flangas Law Group relating to the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares or any Common Stock, nor shall there be any offer, solicitation or sale of Shares or Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At The Market Offering Agreement, dated October 21, 2026, by and between Quanome Technologies, Inc. and Maxim Group LLC.
5.1	Opinion of Flangas Law Group.
23.1	Consent of Flangas Law Group (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2026

Quanome Technologies, Inc.

By:	/s/ Yang Li
Yang Li
Chief Executive Officer

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